LIVINGSTON, WACHTELL & CO., LLP
                          Certified Public Accountants
[LOGO]          29 Broadway, 25th Floor  New York, NY 10006-3208
              Tel 212-480-0200 o Fax 212-480-1321 o www.lwccpa.com
                                Established 1919


                                                                     May 3, 2005


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

      We have read the statements that we understand Humana Trans Services Holding Corp. will include under Item 4.01 of the amended Form 8-K-A report it will file regarding the change of its auditors. We agree with such statements made regarding our firm, including, the fact that there have been no disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, or reportable events.

We have no basis to agree or disagree with any other statements made under Item 4.01.

Very truly yours,


/S/ Livingston, Wachtell & Co., LLP
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Livingston, Wachtell & Co., LLP